Exhibit 5.1

Oculis Holding AG Bahnhofstrasse 20 6300 Zug

31 October 2025

Oculis Holding AG – Registration Statement on Form F-3

VISCHER Ltd	Dear Sir or Madam,

Basel

Aeschenvorstadt 4

CH-4010 Basel

Switzerland

Phone +41 58 211 33 00

Fax +41 58 211 33 10

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 58 211 34 00

Fax +41 58 211 34 10

Geneva

Esplanade de Pont-Rouge 9C

1200 Geneva

Switzerland

Tel +41 58 211 35 00

Civil Law Notaries in

Basel-City and Baselland

We have acted as special Swiss counsel to Oculis Holding AG (the “Company”), a company incorporated under the laws of the Switzerland, in connection with the Company’s registration statement on Form F-3 as filed with the U.S. Securities and Exchange Commission (the “Commission”), as amended or supplemented (the “Registration Statement”) with respect to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus (as amended and supplemented) covering the sale of the offered securities (the “Prospectus”) in relation to (i) the issuance of up to 2’635’801 registered shares of the Company each with a nominal value of CHF 0.01 (the “Issued New Shares”) and (ii) the sale and transfer of up to 2’055’557 registered shares of the Company each with a nominal value of CHF 0.01 previously held in treasury by the Company (the “Treasury New Shares” and, together with the Issued New Shares, the “New Shares”), each in accordance with a certain Underwriting Agreement dated 29 October 2025 between the Company, J.P. Morgan Securities LLC, Leerink Partners LLC and Pareto Securities AB, as representatives of the several underwriters named therein.

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

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I.   BASIS OF OPINION

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by Swiss courts. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than listed below) or to any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For the purpose of giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of

a)  an electronic copy of the Registration Statement;

b)  an uncertified electronic copy of an extract from the commercial register of the Canton of Zug (the “Commercial Register”) dated 31 October 2025 regarding the Company, retrieved online, together with an electronic copy of certified extract from the Commercial Register dated 18 June 2025 relating to the Company (collectively, the “Register Extracts”);

c)  the articles of association (Statuten) of the Company dated 4 June 2025, shown on the Register Extracts as being the most recent articles of association filed with the Commercial Register (the “Articles of Association”);

d)  the draft articles of association (Statuten) of the Company to be filed with the Commercial Register (the “Revised Articles”); and

e)  the draft public deed regarding the resolutions of a meeting of the Company’s board of directors with respect to, among other things, a capital increase out of the Company’s capital band for the issuance of the Issued New Shares (the “Board Resolution”);

The documents referred to above in the preceding paragraph are referred to together as the ”Documents”.

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

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II.   ASSUMPTIONS

In rendering the opinion below, we have assumed:

a)  all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

b)  all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

c)  each party to the Documents (other than the Company) is a corporation or other legal entity duly organized and validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation and/or establishment and none of the parties to the Documents (other than the Company) has passed or will have passed a voluntary winding-up resolution; no petition has been or will be presented or order made by a court for the winding-up, dissolution, bankruptcy or administration of any party (other than the Company); and no receiver, trustee in bankruptcy, administrator or similar officer has been or will have been appointed in relation to any of the parties (other than the Company) or any of their assets or revenues;

d)  to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

e)  in relation to the Company, there have been no changes of the Articles of Association, the Revised Articles or their respective registration in the Commercial Register or compared to the Articles of Association or the Revised Articles in the form examined by us;

f)   the Registration Statement will be filed by the Company;

g)  all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied; and

h)  there are no provisions of the laws of any jurisdiction outside Switzerland which would have any implication for the opinion we express and that, insofar as the laws of any jurisdiction outside Switzerland may be relevant, such laws have been or will be complied with.

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III. OPINION

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that:

a)  The Company is duly incorporated and organized as a stock corporation (Aktiengesellschaft) and is validly existing under the laws of Switzerland.

b)  The Issued New Shares, when issued and paid for pursuant to the Articles of Association, the Revised Articles and Swiss law, in particular upon registration of the corresponding share capital increase into the Commercial Register, and entered into the Company’s book of uncertificated securities, will be validly issued, fully paid as to their nominal value and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the New Shares).

c)  The Treasury New Shares have been validly issued, fully paid as to their nominal value and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the New Shares).

IV.  QUALIFICATIONS

This opinion is subject to the following qualifications:

a)  This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland.

b)  The exercise of voting rights and rights related thereto with respect to any New Shares is only permissible after registration in the Company’s book of uncertificated securities as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Revised Articles.

c)  We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company and of the New Shares.

d)  Notwithstanding or irrespective of the issuance of the Issued New Shares with the Commercial Register, the underlying Board Resolution may still be challenged by a dissenting shareholder of the Company or others in court or otherwise. However, we believe that a challenge of the Board Resolution by a dissenting shareholder of the Company after registration of the Issued New Shares with the Commercial Register, even if successful, would not in itself void such Issued New Shares.

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e)  The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred. In particular, we express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express in this opinion no opinion as to tax law.

* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to VISCHER AG under the caption “Legal Matters” in each of the Prospectus and the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. Exclusive place of jurisdiction for any claim arising out of this opinion is Zurich, venue being Zurich 1, Switzerland.

Very truly yours,

VISCHER AG

/s/ Dr. Matthias Staehelin
Dr. Matthias Staehelin